Exhibit 99.2

WE ARE CLOUD SAS AND SUBSIDIARY

Unaudited interim condensed consolidated financial statements

June 30, 2015

WE ARE CLOUD SAS AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In U.S dollars)
Assets	June 30, 2015	December 31, 2014
Current Assets :
Cash and cash equivalents	$1,618,497	$2,043,823
Accounts receivable, net of allowance for doubtful accounts	184,793	128,953
Prepaid expenses and other current assets	232,845	264,552
Total current assets	2,036,135	2,437,328
Property and equipment, net	353,302	305,065
Other assets (deposits and guarantees)	10,762	11,269
Total assets	$2,400,198	$2,753,662
Liabilities and stockholders' equity
Current liabilities :
Accounts payable	$(71,544)	$(123,495)
Accrued liabilities	(25,488)	(54,117)
Accrued compensation and related benefits	(245,918)	(228,439)
Deferred revenue	(651,151)	(519,264)
Total current liabilities	(994,100)	(925,316)
Deferred revenue, non current	(9,000)	(13,000)
Other liabilities	(313,554)	(27,163)
Total liabilities	(1,316,654)	(965,479)
Commitments and contingencies (note 5)
Common Stock	(505,705)	(505,705)
Additional paid-in-capital	(5,525,934)	(5,380,418)
Accumulated other comprehensive loss	684,324	494,457
Accumulated deficit	4,263,771	3,603,483
Total stockholders' equity	(1,083,544)	(1,788,183)
Total liabilities and stockholders'equity	$(2,400,198)	$(2,753,662)

WE ARE CLOUD SAS AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Six months	Six months
(In U.S dollars)	June 30, 2015	June 30, 2014
Revenue	$1,047,669	$637,101
Cost of revenue	(118,007)	(83,204)
Gross profit	929,662	553,897
Operating expenses :
Research and development	(162,508)	(183,240)
Sales and Marketing	(1,163,589)	(1,043,687)
General and administrative	(364,490)	(360,139)
Total operating expenses	(1,690,587)	(1,587,066)
Operating loss	(760,925)	(1,033,169)
Other expense	(11,412)	(69,011)
Other income	112,049	9,802
Loss before provision for income taxes	(660,288)	(1,092,378)
Provision for income taxes	—	—
Net loss attributable to common stockholders	$(660,288)	$(1,092,378)

WE ARE CLOUD SAS AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Six months	Six months
(In U.S dollars)	June 30, 2015	June 30, 2014
Net loss	$(660,288)	$(1,092,378)
Other comprehensive loss, net of tax :
Change in foreign currency translation adjustment	(189,935)	(78,637)
Comprehensive loss	$(850,223)	$(1,171,015)

WE ARE CLOUD SAS AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months	Six months
(In U.S dollars)	June 30, 2015	June 30, 2014
Cash flows from operating activities
Net loss	$(660,288)	$(1,092,378)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	35,270	63,172
Share-based compensation	140,382	113,402
Other	(48,949)	(13,556)
Changes in operating assets and liabilities :
Accounts receivable	(65,941)	(25,733)
Prepaid expenses and other current assets	10,640	(247,160)
Other assets and liabilities	(29,535)	231,761
Accounts payable	(42,030)	(132,026)
Accrued liabilities	(24,268)	31,363
Accrued compensation and related benefits	35,563	79,230
Deferred revenue	172,780	23,567
Net cash used in operating activities	(476,374)	(968,358)
Cash flows from investing activities
Purchase of property and equipment	(17,204)	(38,365)
Internal-use software costs	(85,600)	(53,921)
Net cash used in investing activities	(102,804)	(92,286)
Cash flows from financing activities
Proceeds from issuance of debt	317,021	—
Net cash provided by financing activities	317,021	—
Effect of exchange rate changes on cash and cash equivalents	(163,170)	(31,973)
Net decrease in cash and cash equivalents	(425,326)	(1,092,616)
Cash and cash equivalents at the beginning of period	2,043,823	4,163,660
Cash and cash equivalents at the end of period	$1,618,497	$3,071,044
Supplemental cash flow data :
Cash paid for interest and income taxes	$—	$—
Non-cash investing and financing activities :
Share-based compensation capitalized in internal-use software costs	$5,262	$11,392

WE ARE CLOUD SAS AND SUBSIDIARY

Note 1. Organization

We Are Cloud SAS was founded in 2009, and its BIME Analytics cloud-based software was designed to conquer the complexity created by the proliferation of data sources.

We are Cloud is headquartered in Montpellier, France, and has a USA subsidiary and office located in Kansas City.

Bime Analytics offers powerful data analysis, visualization and dash boarding services, that allow users to import data from spreadsheets, databases, and internet data sources.

BIME Analytics offers a flexible calculation engine, on-demand data warehousing, data blending on the fly, as well as highly customizable visualizations, animated and interactive graphs that can be automatically published to large, multi-device audiences. BIME leverages the full stack of the latest cloud and analytics technologies to deliver a unique combination of all the tools a business needs to run full-scale BI, but without an in-house infrastructure.

References to WE ARE CLOUD or “we” or “us” or “the Company,” in these notes refer to WE ARE CLOUD SAS and its subsidiary, BIME USA LLC, on a consolidated basis.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

These unaudited interim condensed consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles, or GAAP, regarding interim financial reporting. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. Therefore, these condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes for the year ended December 31, 2014. There have been no changes to our significant accounting policies in the period that have had a material impact on our condensed consolidated financial statements and related notes.

The consolidated balance sheet as of December 31, 2014 included herein was derived from the audited financial statements as of that date. The unaudited condensed consolidated financial statements reflect all normal recurring adjustments necessary to present fairly the financial position, results of operations, our comprehensive loss and cash flows for the interim periods, but are not necessarily indicative of the results of operations to be anticipated for the full year ending December 31, 2015.

The consolidated financial statements include the accounts of WE ARE CLOUD SAS and its subsidiary, BIME USA LLC. All intercompany balances and transactions have been eliminated upon consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, revenue, and expenses and disclosure of contingent assets and liabilities at the date of the financial statements.

Significant items subject to such estimates and assumptions include the allowance for doubtful accounts, valuation allowance for deferred tax assets, fair value of our common stock and assumptions used to value share-payment based awards, estimated useful life of property and equipment, and the capitalization and estimated useful life of our internal-use software.

These estimates are based on information available as of the date of the financial statements; therefore, actual results could differ from those estimates.

Going Concern

In light of the loss making position of the Company it has received a letter from its parent company, Zendesk, Inc., confirming that Zendesk, Inc. will continue to support its operations.

WE ARE CLOUD SAS AND SUBSIDIARY

Revenue Recognition

We generate substantially all of our revenue from subscription services, which are comprised of subscription fees from customer accounts on our customer service platform and, to a lesser extent, implementation and training services.

Arrangements with customers do not provide the customer with the right to take possession of the software supporting our customer service platform and are therefore accounted for as service contracts. Subscription service arrangements are generally non-cancelable and do not provide for refunds to customers in the event of cancellations or any other right of return. We record revenue net of sales or excise taxes.

We commence revenue recognition when all of the following conditions are met:

-	There is a persuasive evidence of an arrangement;
-	The service has been or is being provided to the customer;
-	The collection of the fees is reasonably assured; and
-	The amount of fees to be paid by the customer is fixed or determinable.

Subscription revenue is recognized on a straight-line basis over the contractual term of the arrangement beginning on the date that our service is made available to the customer. Payments received in advance of services being rendered are recorded as deferred revenue and recognized on a straight-line basis over the requisite service period.

Certain customers have arrangements that provide for a maximum number of users over the contract term, with usage measured monthly. Revenue for these arrangements is recognized ratably over the contract terms. Incremental fees are incurred when the maximum number of users is exceeded, and any incremental fees are recognized as revenue ratably over the remaining contractual term.

Revenue from implementation and training services is recognized upon completion as each day of service is rendered.

Cash, Cash Equivalents

We consider all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents. Cash and cash equivalents are recorded at fair value and consist primarily of bank deposits and money market funds.

Derivatives and Hedging

We use derivative instruments to manage risks related to foreign currencies. Gains and losses from changes in fair values of derivatives that are not designated as hedges are primarily recognized in other income (expense), net. The related amounts are immaterial for the period of these financial statements.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of allowance for doubtful accounts. The allowance is based upon the age of each past due invoice, and an evaluation of the potential risk of loss associated with delinquent accounts. Accounts receivable deemed uncollectable are charged against the allowance for doubtful accounts when collection efforts have ceased.

The allowance for doubtful accounts consists of the following activity :

	Six months	For the year ended
(In U.S dollars)	June 30, 2015	December 31, 2014
Allowance for doubtful accounts, beginning balance	$19,931	$3,518
Additions	—	16,413
Foreign exchange translation	(1,738)	—
Allowance for doubtful accounts, ending balance	$18,193	$19,931

WE ARE CLOUD SAS AND SUBSIDIARY

Impairment of Long Lived Assets

The carrying amounts of our long lived assets, including property and equipment and capitalized internal use software are reviewed periodically for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable or that the useful life is shorter than originally estimated. Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to future undiscounted net cash flows the asset is expected to generate over its remaining life. If the asset is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset. It the useful life is shorter than originally estimated, we amortize the remaining carrying value over the new shorter useful life. No impairment of any long lived assets was identified at June 30, 2015.

Capitalized Internal-Use Software Costs

We capitalize certain development costs incurred in connection with software development for our platform and software used in operations. Costs incurred in the preliminary stages of development are expensed as incurred. Once software has reached the development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. We also capitalize costs related to specific upgrades and enhancements when it is probable the expenditures will result in additional functionality. Capitalized costs are recorded as part of property and equipment. Maintenance and training costs are expensed as incurred.

Capitalized internal-use software is amortized on a straight-line basis over its estimated useful life and recorded in cost of revenue within the accompanying consolidated statements of operations. The weighted-average useful life of our capitalized internal-use software was 3 years as of June 30, 2015.

Share-Based Compensation

Share-based awards have been granted that contain service conditions. Compensation expense to employees is measured based on the fair value of the awards on the grant date and recognized in our consolidated statements of operations over the period during which the employee is required to perform services in exchange for the award (i.e. the vesting period of the award). We estimate the fair value of plans granted using the Black-Scholes option valuation model. Compensation expense for awards is recognized over the vesting period of the applicable award using the straight-line method.

Advertising Expense

Advertising is expensed as incurred. For the periods ended June 30, 2014 and 2015, advertising expense was $56,698 and $53,535, respectively .

Income Taxes

We record income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our consolidated financial statements or tax returns. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. Valuation allowances are provided when necessary to reduce deferred tax assets to the amount expected to be realized.

We recognize tax benefits from uncertain tax positions if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. Although we believe that we have adequately reserved for our uncertain tax positions, we can provide no assurance that the final tax outcome of these matters will not be materially different. We make adjustments to these reserves when facts and circumstances change, such as the closing of a tax audit or the refinement of an estimate. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made and could have a material impact on our financial condition and results of operations.  At June 30, 2015, we have not identified any uncertain tax positions

The Company is subject to taxation in France and in the United States.  As of June 30, 2015, the Company’s tax returns for the years 2011 through 2014 are subject to examinations by respective taxing authorities.

WE ARE CLOUD SAS AND SUBSIDIARY

Foreign Currency

Assets and liabilities recorded in foreign currencies are translated at the exchange rate on the balance sheet date. Revenue and expenses are translated at average rates of exchange prevailing during the year. Translation adjustments resulting from this process are recorded to other comprehensive income (“OCI”).

The functional currency of our foreign subsidiary (BIME USA) is the U.S. dollar.  The functional currency of WE ARE CLOUD is the Euro.

For financial reporting purposes, the financial statements of the Company and its subsidiary are prepared using the entity’s functional currency and are translated into the Company’s reporting currency the U.S. dollar. Assets and liabilities are translated into U.S. dollars at exchange rates in effect at the balance sheet dates. Revenue and expenses are translated at the average exchange rates for the period. Amounts classified in stockholders’ equity are translated at historical exchange rates.

Adjustments resulting from foreign currency translation are recorded as a separate component of accumulated other comprehensive income in shareholders ‘equity.

Concentrations of Risk

Financial instruments potentially exposing us to concentrations of credit risk consist primarily of cash and cash equivalents, and accounts receivable. We place our cash and cash equivalents with high-credit-quality financial institutions.

We do not require our customers to provide collateral to support accounts receivable and maintain an allowance for doubtful accounts receivable balances. At June 30, 2015, there is one customer, Royal Canin, that represented more than 10% of the accounts receivable balance. There were no customers that individually exceeded 10% of our revenue in any of the periods presented.

Note 3. Fair Value Measurements

The following tables present information about our financial assets measured at fair value on a recurring basis as of June 30, 2015 based on the three-tier fair value hierarchy:

(In U.S dollars)	Fair Value Measurement at June 30, 2015
	level 1	level 2	Total
Description
French treasury securities	946,626		946,626
Total	$946,626	$—	$946,626
Included in cash and cash equivalents			$946,626

There were no transfers between fair value measurements levels during the period ended. There were no securities that were in an unrealized loss position for more than twelve months.

	Fair Value Measurement at December 31, 2014
(In U.S dollars)	level 1	level 2	Total
Description
French treasury securities	1,757,798		1,757,798
Total	$1,757,798	$—	$1,757,798
Included in cash and cash equivalents			$1,757,798

WE ARE CLOUD SAS AND SUBSIDIARY

Note 4. Property and Equipment

Property and equipment consists of the following :

	As of	As of
(In U.S dollars)	June 30, 2015	December 31, 2014
Furniture and fixtures	28,443	27,249
Capitalized Software	399,378	334,716
Computer equipment and software	93,562	91,762
Leasehold improvements	39,042	37,216
Total	$560,426	$490,944
Less accumulated depreciation and amortization	207,124	185,879
Property and equipment, net	$353,302	$305,065

Depreciation expense was $63,172 and $35,270 for the periods ended June 30, 2014 and 2015, respectively. We capitalized $65,312 and $90,862 in costs associated with internal-use software during the period ended June 30, 2014 and 2015, respectively. Included in the capitalized internal-use software costs are $11,392 and $5,262 in share-based compensation costs for the six months ended June 30, 2014 and 2015, respectively. Amortization expense on capitalized internal-use software totaled $47,101 and $15,584 for the periods ended June 30, 2014 and 2015, respectively. The carrying value of capitalized internal-use software at June 30, 2015 was $242,615 compared to $181,604 at December 31, 2014.

Note 5. Commitments and Contingencies

Leases

The company currently leases two office rental spaces, one in Montpellier, France and one in Kansas City, USA.

The Montpellier office is located at 1 Place Francis Ponge, Montpellier 34 000 France, is month-to-month tenancy with a three month notice period, with quarterly rental payments of $15,317 and a minimum payment of three months.

The Kansas City office is located at 1812 Broadway Boulevard, Kansas City, MO 64108, USA with monthly payments of $3,400. The lease ends on October 31, 2016.

As of June 30, 2015, the future minimum lease payments due under non-cancelable leases are as follows:

(In U.S dollars)	As of June 30, 2015
2015	$35,717
2016	34,000
Total	$69,717

Litigation and Loss Contingencies

We accrue estimates for resolution of legal and other contingencies when losses are probable and estimable. From time to time, we may become a party to litigation and subject to claims incident to the ordinary course of business, including intellectual property claims, labor and employment claims, and threatened claims, breach of contract claims, tax, and other matters. We currently have no material pending litigation.

We are not currently aware of any litigation matters or loss contingencies that would be expected to have a material adverse effect on our business, consolidated financial position, results of operations, comprehensive loss, or cash flows.

Note 6. Common Stock and Stockholders’ Equity

Common Stock Authorized

The company has 416,002 shares of common stock authorized, par value €1 per share. And additional paid in capital of $ 5,525,934 is allocated to common stock.

WE ARE CLOUD SAS AND SUBSIDIARY

Share-Based Compensation Expense

The Company has an Employee Stock Purchase plan, which is authorized to issue 80,136 warrants or “Bons de Souscriptions de Parts de Créateur d’Entreprise” (“BSPCE”).

On November 27, 2013, the Company granted 65,995 warrants to acquire shares of common stock at $18.00 per share. On March 23, 2015, the remaining 14,141 warrants under the plan were granted, and these warrants vested immediately (no vesting conditions).

At June 30, 2015, there were 80,136 warrants outstanding and exercisable. The warrants expire 10 years from the date of issuance and vest per the following table:

Grant date	Vesting Date	Number of instrument
27-Nov-13	27-Nov-13	16,383
27-Nov-13	27-Nov-14	12,403
27-Nov-13	27-Feb-15	2,325
27-Nov-13	27-May-15	2,325
27-Nov-13	27-Aug-15	2,325
27-Nov-13	27-Nov-15	2,325
27-Nov-13	27-Feb-16	2,325
27-Nov-13	27-May-16	2,325
27-Nov-13	27-Aug-16	2,325
27-Nov-13	27-Nov-16	2,325
27-Nov-13	27-Feb-17	2,325
27-Nov-13	27-May-17	2,325
27-Nov-13	27-Aug-17	2,325
27-Nov-13	27-Nov-17	2,325
27-Nov-13	27-Feb-18	2,325
27-Nov-13	27-May-18	2,325
27-Nov-13	27-Aug-18	2,325
27-Nov-13	27-Nov-18	2,334
SubTotal		65,995
23-Mar-15	23-Mar-15	14,141
Total		80,136

The assumptions used to estimate the fair value of warrants (BSPCE) granted to employees are as follows:

	March 23, 2015	November 27, 2013
	(BSPCE grant)	(BSPCE grant)
Expected volatility	21.82%	22.77%
Risk-free interest rate	1.92%	2.74%
Expected term (in years)	10	10

Based on these assumptions the fair value estimated is €6.91 (approximately $9.39) for the November 2013 grant and €6.17 (approximately $6.86) for the March 2015 grant.

We will continue to use judgment in evaluating the expected volatility, expected term, and forfeiture rate utilized in our share-based compensation expense calculations on a prospective basis. As we continue to accumulate additional data related to our common stock, we may refine our estimates of expected volatility, expected term, and forfeiture rates, which could materially impact our future share-based compensation expense.

In the case of sale or IPO (Initial Public Offer) all vesting on warrants is accelerated.

The share based compensation expense for the period ended June 30, 2015 is $145,644 and remaining future expenses are $120,068.

WE ARE CLOUD SAS AND SUBSIDIARY

Note 7. Income Taxes

The components of loss before provision for income taxes are as follows:

(In U.S dollars)	June 30, 2015	June 30, 2014
France	$(193,459)	$(644,544)
U.S.	(466,829)	(447,833)
Total	$(660,288)	$(1,092,377)

The income tax provision is nil in all jurisdictions and significant components of deferred tax assets are composed of the following :

(In U.S dollars)	June 30, 2015	December 31, 2014
Deferred tax assets :
Net Operating loss carryforward	$1,102,658	$1,026,908
Accrued liabilities and reserves	—	—
Other	313,071	203,621
Total deferred tax assets	1,415,728	1,230,529
Deferred tax liabilities :
Depreciation and amortization	(7,933)	(8,498)
Other	(66,595)	(35,810)
Total deferred tax liabilities	(74,528)	(44,308)
Less : valuation allowance	(1,341,200)	(1,186,221)
Net deferred tax assets (liabilities)	$—	$—

The Company had net operating tax loss carry-forwards of $2,210,432 in France and $1,219,491 in US as of June 30, 2015. The tax loss carry-forwards are available to offset future taxable income with the carry-forwards.

The net operating loss is carried indefinitely in France. French income tax has not been recognized on any excess on the financial reporting over tax basis in foreign subsidiary that is indefinitely reinvested in local country.

The Company periodically assesses the likelihood that it will be able to recover its deferred tax assets.  The Company considers all available evidence, both positive and negative, including historical levels of income, expectations and risks associated with estimates of future taxable income and ongoing prudent and feasible profits.  As a result of this analysis of all available evidence, both positive and negative, the Company concluded that it is more likely than not that its net deferred tax assets will ultimately not be recovered and, accordingly, a full valuation allowance was recorded as of June 30, 2015.

Note 8. Geographic Information

Revenue

The following table presents our revenue by geographic areas as determined based on the billing address of our customers:

	Six months	Six months
(In U.S dollars)	June 30, 2015	June 30, 2014
France	$357,339	$226,226
Europe (excluding France)	207,860	172,339
U.S.	293,428	147,854
Other	189,042	90,682
Total	$1,047,669	$637,101

WE ARE CLOUD SAS AND SUBSIDIARY

Long-Lived Assets

The following table presents our long-lived assets by geographic areas:

(In U.S dollars)	June 30, 2015	December 31, 2014
France	$58,698	$63,504
U.S	43,189	48,315
Long-live assets, net	$101,887	$111,819

The carrying value of capitalized internal-use software is excluded from the balance of long-lived assets presented in the table above.

Note 9. Retirement Plans

The Company sponsors a nonqualified non-contributory defined benefit pension plan for the benefit of eligible employees of We Are Cloud in France. At retirement date, the employees receive a lump sum calculated according to a collective agreement, the salary and seniority. Based upon the actuarial assumptions used for the plan, the projected benefit obligation is not significant.

For BIME USA we have a 401(k) retirement and savings plan made available to all United States employees. The 401(k) plan allows each participant to contribute up to an amount not to exceed an annual statutory maximum. We may, at our discretion, make matching contributions to the 401(k) plan. We are responsible for the administrative costs of the 401(k) plan. We have not made any contributions to the 401(k) plan since inception.

Note 10. Debt Instruments

In May 2015, the company received a zero interest repayable grant from the French agency for export credit insurance (“Coface”). The amount received is €283,320 and repayable monthly over five years starting March 1, 2017.

Note 11. Subsequent Events

On October 13, 2015, Zendesk, Inc. acquired 100% of the outstanding shares of We Are Cloud in exchange for consideration of $45.0 million in cash, subject to working capital adjustments. Zendesk has also entered into retention arrangements pursuant to which it has issued Restricted Stock Unit awards for an aggregate of approximately 480,000 shares of Zendesk common stock, subject to vesting based on continued employment.

At completion of the sale vesting for all warrants was accelerated and all were exercised. The total related compensation expense in 2015 is $265,313.

On the sale of the business to Zendesk, Inc., a bonus of €50,000 each was payable to the 2 founders of the Company.

In September 2015, the Company qualified for and in October received Innovation loans from BPI FRANCE with a total value of €700,000. The loans are at zero interest and repayable in quarterly instalments, the first instalment to be paid on 30 June 2018 and the last on March 31, 2023.